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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF THE COMPANY AS OF DECEMBER 31, 2003

                 Name                                    Jurisdiction of Incorporation
-------------------------------------                    -----------------------------
Juniper Networks International, Inc.                              Delaware, USA
Juniper Networks Australia Ltd.                                   Australia
Juniper Networks Trading GmbH                                     Austria
Juniper Networks Belgium NV                                       Belgium
Juniper Networks Brazil Ltd.                                      Brazil
Juniper Networks Canada, Inc.                                     Canada
Juniper Networks Denmark                                          Denmark
Juniper Networks Finland OY                                       Finland
Juniper Networks France                                           France
Juniper Networks GmbH                                             Germany
Juniper Networks India Private Ltd.                               India
Juniper Networks Italy SRL                                        Italy
Juniper Networks Cayman Ltd.                                      Cayman Islands
Juniper Networks Israel Ltd.                                      Israel
Juniper Networks K.K.                                             Japan
Juniper Networks Korea, Ltd.                                      Korea
Juniper Networks Malaysia Sdn. Bhd.                               Malaysia
Juniper Networks Mexico, S.A. de C.V.                             Mexico
Juniper Networks BV                                               Netherlands
Juniper Networks Poland Sp.zo.o.                                  Poland
Juniper Networks Singapore PTE Ltd.                               Singapore
Juniper Networks Spain S.L.                                       Spain
Juniper Networks Sweden AB                                        Sweden
Juniper Networks Switzerland GmbH                                 Switzerland
Juniper Networks Taiwan Limited                                   Taiwan
Juniper Networks U.K. Ltd.                                        United Kingdom
Juniper Networks Hong Kong Ltd.                                   Hong Kong
Juniper Networks Ltd.                                             Cyprus
Juniper Networks Ireland Ltd.                                     Ireland
Juniper Networks China Ltd.                                       Hong Kong
Menlo/Juniper Networks, LLC                                       California, USA
Juniper Networks (US), Inc.                                       California, USA